                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     SECURITY BENEFIT LIFE INSURANCE COMPANY

               (The Corporation was originally incorporated under the name of "The National Council of The Knights and Ladies of Security" which was later changed to "The Security Benefit Association." Its original Articles of Incorporation were filed with the Kansas Secretary of State on February 22, 1892.)

                                     FIRST.

The name of this Corporation shall be SECURITY BENEFIT LIFE INSURANCE COMPANY.

                                     SECOND.

The Company is organized not for profit and is formed to make insurance upon the lives of persons and every insurance appertaining thereto or connected therewith, and to grant, purchase or dispose of annuities; to make insurance on the health of individuals, against accidental personal injury, disablement or death, and against loss, liability or expense on account thereof; and to provide benefits for its policy holders in the case of illness or injury.

                                     THIRD.

The location of its registered office in the State of Kansas is at 700 Harrison Street in the City of Topeka, State of Kansas; and the name and address of its resident agent is Security Benefit Life Insurance Company, 700 Harrison Street, Topeka, Shawnee County, Kansas 66636.

                                     FOURTH.

The term for which the Company is to exist is perpetual.

                                     FIFTH.

The Board of Directors shall consist of ten persons.

                                     SIXTH.

The Company shall operate on the mutual plan and shall have no capital stock.

                                    SEVENTH.

The conditions of membership in the company shall be fixed by the Board of Directors.

                                     EIGHTH.

A Director shall not be personally liable to the Corporation or to its policyholders for monetary damages for breach of fiduciary duty as a director, provided that this sentence shall not eliminate nor limit the liability of a director.

     A. for any breach of his or her duty of loyalty to the Corporation or its policyholders;

     B. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     C.   under the provisions of K.S.A. 17-6424 and amendments thereto; or

     D. for any transaction from which the director derived an improper personal benefit.

     This Article Eighth shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article Eighth becomes effective.

     IT IS HEREBY CERTIFIED that the foregoing Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Corporation's articles of incorporation as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the restated articles.

     IT IS FURTHER CERTIFIED that the Restated Articles of Incorporation were duly set forth, proposed, approved, and declared advisable by a resolution duly adopted by the Board of Directors of the Corporation at a regular meeting held on September 23/24, 1996, in accordance with the provisions of K.S.A. 17-6605 and amendments thereto, and the General Corporation Code of the State of Kansas, and that these Restated Articles of Incorporation constitute all of the Articles of Incorporation of the Corporation and do hereby supersede the Corporation's Articles of Incorporation originally filed as formerly supplemented or amended.

     IN WITNESS WHEREOF, I have hereunto subscribed my name at Topeka, Kansas, on this 31st day of October, 1996.

                                             HOWARD R. FRICKE
                                    --------------------------------------------
                                             Howard R. Fricke, President

ATTEST:

ROGER K. VIOLA
-----------------------------------
Roger K. Viola, Secretary


STATE OF KANSAS    )
                   ) ss.
COUNTY OF SHAWNEE  )


     The foregoing instrument was acknowledged before me this 31st day of October, 1996, by Howard R. Fricke and Roger K. Viola, president and secretary, respectively, of Security Benefit Life Insurance Company, a Kansas corporation, on behalf of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at Topeka, Kansas, on this 31st day of October, 1996.

                                             L. CHARMAINE LUCAS
                                    --------------------------------------------
                                             Notary Public

My Appointment Expires:  04/01/98


Approved for filing.

KATHLEEN SEBELIUS
-----------------------------------
Kathleen Sebelius
Commissioner of Insurance

Date:     11-12-96
          -------------------------